FIRST AMENDMENT TO THE
RETIREMENT SAVINGS PLAN
OF
TYSON FOODS, INC.

(AS AMENDED AND RESTATED AS OF JANUARY 1, 2008)

This FIRST AMENDMENT is made this 20th of November 2009, by TYSON FOODS, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Retirement Savings Plan of Tyson Foods, Inc. (the “Plan”), which was last amended and restated by an indenture generally effective as of January 1, 2008;

WHEREAS, the Primary Sponsor now wishes to amend the Plan to eliminate future employer contributions to Stock Match Accounts (as defined in the Plan) of otherwise eligible participants;

WHEREAS, the Primary Sponsor also wishes to amend the Plan to update the Plan for final Treasury Regulations issued under Section 415 of the Code, to update the Plan for certain law changes required by the Pension Protection Act of 2006, to update the Plan for the Heroes Earnings Assistance and Relief Tax Act of 2008, and to update the Plan for the Worker, Retiree, and Employer Recovery Act of 2008; and

WHEREAS, the Board of Directors of the Primary Sponsor has authorized and approved the adoption of these amendments.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2008, except as otherwise provided herein, as follows:

1.           By deleting the existing Section 1.1(c) and substituting therefor the following:

“(c)           ‘Stock Match Account’ which shall reflect a Participant’s interest, if any, in contributions made by a Plan Sponsor under Plan Section 3.3 respecting pay periods beginning prior to December 27, 2009.”

2.           By deleting, effective for pay periods beginning on and after December 27, 2009, the existing Section 1.3(c) and substituting therefore the following:

“(c)           in determining the amount of contributions under Plan Section 3 (other than Section 3.3) and allocations under Plan Section 4 made by or on behalf of an Employee, Annual Compensation shall not include (1) bonus compensation, except annual bonus compensation of only those Participants who are not eligible to participate in the Executive Savings Plan of Tyson Foods, Inc. (or any successor plan) and other regularly scheduled bonus payments, (2) special non-recurring forms of remuneration; and (3) employer contributions under the Tyson Foods, Inc. Employee Stock Purchase Plan;”

3.           By deleting, effective for pay periods beginning on and after December 27, 2009, the existing Section 1.3(e) in its entirety and substituting therefore the following:

“(e)           [Reserved.]”

4.           By deleting the word “and” at the end of the existing Section 1.3(e), by deleting the period at the end of the existing Section 1.3(f) and substituting therefore “; and”, and by adding the following new Section 1.3(g) to read as follows:

“(g)           effective January 1, 2009, in accordance with Code Section 414(u)(12), Annual Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by a Plan Sponsor to an individual who does not currently perform services for the Plan Sponsor by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Plan Sponsor.”

5.           By deleting, effective for pay periods beginning on and after December 27, 2009, the existing Section 2.8 in its entirety and substituting therefore the following:

“2.8           [Reserved.]”

6.           By deleting Section 3.1(b)(2) and by substituting therefore the following:

“(2)           not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted in accordance with Code Section 402(g) and applicable Treasury Regulations to reflect income, gain, or loss attributable to it, and reduced by any ‘Excess Deferral Amounts,’ as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year.”

7.           By deleting, effective for pay periods beginning on and after December 27, 2009, the existing Section 3.3 in its entirety and substituting therefore the following:

“3.3           [Reserved.]”

8.           By deleting, effective for pay periods beginning on and after December 27, 2009, the existing Section 4.1 in its entirety and substituting therefore the following:

“4.1           Allocation of Contributions.  As soon as reasonably practicable following the date of withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Plan Sponsor contributions made on behalf of each Participant under Sections 3.1 and 3.2, and Rollover Amounts contributed by the Participant, shall be allocated to the Salary Deferral Contribution Account, Employer Contribution Account and Rollover Account, respectively, of the Participant on behalf of whom the contributions were made.

9.           By adding, effective January 1, 2009, a new Section 6.6, as follows:

“6.6           Special Rule for Distributions During Uniformed Services.  A Participant who is performing services in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than thirty (30) days shall be treated as having been severed from employment during such period for purposes of Code Section 401(k)(2)(B)(i)(I) and may elect to receive a distribution of all or a portion of his Salary Deferral Contribution Account, including Catch-Up Contributions.  Any request for a distribution under this Section must be made in the manner prescribed by the Plan Administrator and in accordance with rules and conditions as the Plan Administrator may from time to time adopt.  If a Participant elects a distribution pursuant to this Section, the Participant may not make Elective Deferrals, including Catch-Up Contributions, to the Plan or any other plan maintained by the Plan Sponsor during the six-month period beginning on the date of the distribution.”

10.           By deleting, effective January 1, 2011, the existing Section 7.1(b)(1) in its entirety and substituting therefore the following:

“(1)           a lump sum payment in cash of the entire Account;”

11.           By adding the following to the end of Section 10.3:

“Notwithstanding the foregoing, if the Distributee is a non-spouse Beneficiary of a deceased Participant and a direct trustee-to-trustee transfer is made to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract):

(a)           the transfer shall be treated as an Eligible Rollover Distribution;

(b)           the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)); and

(c)           Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such plan.”

12.           By adding, effective January 1, 2009, the following to the end of Section 10.5:

“Notwithstanding the foregoing provisions of this Section 10.5 and Appendix E, a Participant or Beneficiary who would have been required to receive minimum required distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (the ‘2009 RMDs’), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least ten (10) years (the ‘Extended 2009 RMDs’), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Such Participants and Beneficiaries will be given the opportunity to elect to receive the distributions and, notwithstanding Section 10.3 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as Eligible Rollover Distributions.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby
Dennis Leatherby
Title:	Exec. Vice President and Chief
Financial Officer